UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    November 21, 2006 (November 15, 2006)

ALLIED HEALTHCARE INTERNATIONAL INC.

(Exact Name of Registrant as Specified on its Charter)

1-11570	13-3098275
(Commission File Number)	(IRS Employer Identification Number)

New York

(State or Other Jurisdiction of Incorporation or Organization)

555 Madison Avenue, New York, New York 10022

(Address of Principal Executive Offices)

(212) 750-0064

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

    Written communications pursuant to Rule 425 under the Securities Act.

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 15, 2006, the Board of Directors of Allied Healthcare International Inc. (the ‘‘Company’’), upon the unanimous recommendation of its independent directors, appointed Sophia Corona and Ann Thornburg to the Board of Directors of the Company. The Board of Directors has determined that each of Ms. Corona and Ms. Thornburg is an independent director (as determined in accordance with the rules of The Nasdaq Stock Market, Inc.). Ms. Corona and Ms. Thornburg were also appointed to the Audit Committee of the Board of Directors.

Employment Histories

Since April 2006, Ms. Corona has been a financial advisor to privately-owned companies. From October 2001 until March 2006, she was the chief financial officer of Bigfoot Interactive, Inc (now known as Epsilon Interactive, Inc.), a provider of e-mail communications and marketing services, which was acquired by Alliance Data Systems Corporation, a New York Stock Exchange-listed company that is a provider of transaction services, credit services and marketing services, in September 2005. From 2000 to 2001, Ms. Corona was the vice president of business development for Visual Radio, LLC, a technology incubation fund that she co-founded in 1996 and in which she was employed as the chief financial officer from 1996 to 1998. From 1998 to 2000, she was a senior vice president with Prism Communications Services, Inc., a telecommunications provider.

From October 1982 until September 2006, Ann Thornburg was a partner at PricewaterhouseCoopers LLP, an auditing firm. At PricewaterhouseCoopers LLP, Ms. Thornburg served in a variety of client service and management roles, including acting as audit partner for major health care clients. From 2001 to 2005, Ms. Thornburg was a member of the U.S. Board of Partners and Principals of PricewaterhouseCoopers LLP.

Certain Relationships and Related Transactions

There has been no transaction or series of transactions since the beginning of the Company’s last fiscal year, nor is there any currently proposed transaction or series of transactions, to which the Company or any of it subsidiaries was or is to be a party in which the amount involved exceeded or is expected to exceed $60,000 and in which either Ms. Corona or Ms. Thornburg or any member of their immediate family had or will have a direct or indirect material interest.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

99.1    Press release, dated November 21, 2006, of Allied Healthcare International Inc. announcing the appointment of Sophia Corona and Ann Thornburg to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 21, 2006

ALLIED HEALTHCARE INTERNATIONAL INC.

By:	/s/ Marvet Abbassi Name: Marvet Abbassi Title: Financial Controller